UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 30, 2009

Energroup Holdings Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-32873	87-0420774
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Xin Yi Street, Ganjingzi District, Dalian City, Liaoning Province, PRC 116039

Address of principal executive offices and zip code)

+86 411 867 166 96

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2009, Energroup Holdings Corporation (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with certain investors  in its 2007 private placement of common stock(the “Financing”).  In connection with the Financing, the Company entered into, among other agreements, a securities purchase agreement (the “Securities Purchase Agreement”), a registration rights agreement (the “Registration Rights Agreement”), a make good escrow agreement (the “Make Good Escrow Agreement”) and a holdback escrow agreement (the “Holdback Escrow Agreement”), each dated as of December 31, 2007.  For more information regarding the Financing and each of relevant above-referenced agreements, please see our Current Report on Form 8-K and the exhibits thereto filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 7, 2008.

Pursuant to the terms of the Settlement Agreement, the Company agreed to, among other things, new deadlines for the appointment of a new Chief Financial Officer, the appointment of independent directors to serve on the Company’s board of directors, and the effectiveness of a Registration Statement, which was to be filed and declared effective pursuant to the terms of the Registration Rights Agreement.  These requirements were referred to as the Public Company Requirements.  The Settlement Agreement modifies and amends certain terms of the Securities Purchase Agreement, the Holdback Escrow Agreement, the Registration Rights Agreement and the Make Good Escrow Agreement, and provides dates for compliance by  the Company with the Public Company Requirements.  The Company has agreed with the investors to comply with all of the Public Company Requirements by March 31, 2010, except that the Company has the right to extend the deadline to have the Registration Statement declared effective until May 15, 2010, if the financial statements to be included in the Registration Statement are no longer current and the audited financial statements for the fiscal year ended December 31, 2009 must be included in the Registration Statement.

The Holdback Agreement has been modified with respect to the release of the funds currently held in escrow as follows:

1) If the Company complies with all of the Public Company Requirements by March 31, 2010, all of the funds currently held in the Holdback Escrow will be released to the Company, and the liquidated damages in the amount of $1.7million for not having the Registration Statement timely declared effective will be waived.

2) In the event, as a result of the extension, the requirement to have the S-1 declared effective is the only Public Company Requirement not met by March 31, 2010, the investors will have the funds in escrow, less the $1.7 million in liquidated damages, released to the Company, and the $1.7 million shall remain in escrow and will be released to the Company if the Company meets the May 15, 2010 extension deadline.  If the Company misses the extension deadline, then the $1.7 million will be distributed pro rata among the investors.

3) If the Company fails to satisfy any one of the Public Company Requirements by March 31, 2010, other than having the Registration Statement declared effective if the extension to May 15, 2010 applies, then the investors will have the funds in escrow, less then $1.7million in liquidated damages released to them, on a pro rata basis, and the $1.7million remaining shall remain in escrow and will be released to the Company if the Company meets the May 15, 2010 deadline.  If the Company misses the extension deadline, then the $1.7 million will be distributed pro rata among the investors.

4) If the Company fails to comply with any two of the Public Company Requirements all of the funds in escrow will be released to the investors on a pro rata basis.

The Company has also agreed with the investors to modify the requirements for the release of the 2009 “make good” shares, such that if the Company timely complies with all of the Public Company Requirements and meets the 2009 after-tax net income and earnings per share targets the right of a majority in interest of the investors to countersign the escrow release notice with respect to the release of the 2009 “make good” shares shall be automatically waived and the Company shall have the right to deliver such escrow release notice to the Escrow Agent instructing the Escrow Agent to deliver the 2009 “make good” shares to the founder of the Company.  Further, the Company agreed that if the Company does not meet any one of the Public Company Requirements and the Company does not meet the 2009 after-tax net income and earnings per share targets, that the Company’s right to countersign an escrow release notice with respect to the release of the 2009 “make good” shares shall be automatically waived and a majority in interest of the investors shall have the right to deliver such escrow release notice to the Escrow Agent instructing the Escrow Agent to deliver the 2009 Make Good Escrow Shares to the investors.

The foregoing is a summary of the material terms of the Settlement Agreement.  The full text of the Settlement Agreement is filed hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGROUP HOLDINGS CORPORATION

By:	/s/ Shi Huashan
Name:	Shi Huashan
Title:	President and Chief Executive Officer

Dated: January 6, 2010

Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement